Exhibit 32


                    CERTIFICATION PURSUANT TO
                     18 U.S.C. SECTION 1350,
                      AS ADOPTED PURSUANT TO
          SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


     In connection with the Annual Report of Wizzard Software Corporation
(the "Registrant") on Form 10-KSB-A1 for the calendar year ending December 31, 2005, as filed with the Securities and Exchange Commission on the date hereof (the "Annual Report"), we, Christopher J. Spencer, President, CEO and Treasurer of the Registrant, and Gordon Berry, Interim CEO and Controller of the Registrant, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The Annual Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Annual Report fairly presents, in all material respects, the financial condition and result of operations of the Registrant.

Date: 5/26/06                             /s/ Christopher J. Spencer
                                         ---------------------------
                                         Christopher J. Spencer
                                         President, CEO, Treasurer and
                                         director

Date: 5/26/06                             /s/ Gordon Berry
                                         -----------------
                                         Gordon Berry
                                         Acting Chief Financial Officer and
                                         Controller